                   [Letterhead of NationsBank appears here]

                                                                    Exhibit 4(c)

May 5, 1998


Republic Group Incorporated
Republic Paperboard Company
Republic Paperboard Company of West Virginia
Republic Gypsum Company


c/o Doyle R. Ramsey
Vice-President - Finance & CFO
Republic Group Incorporated
811 East 30th Avenue
Hutchinson, KS 67502

Re: Revolving Credit Promissory Note (the "Note") dated June 30, 1995, in the principal amount of $50,000,000.00 issued by Republic Gypsum Company, a Delaware corporation, n.k.a. Republic Group Incorporated, a Delaware corporation ("Borrower") and Boatmen's First National Bank of Kansas City, n.k.a. NationsBank, N.A. ("NationsBank").


Dear Doyle:

This letter agreement is to document the agreement between the Borrower and Republic Paperboard Company, a Kansas corporation, Republic Paperboard Company of West Virginia, a West Virginia corporation, Republic Gypsum Company, an Oklahoma corporation (collectively the "Guarantors") and NationsBank concerning modifying the maturity of the Note. The Borrower is seeking financing in the form of an $85,000,000.00 syndicated loan facility and the issuance of $100,000,000.00 in high yield bonds. This alternate financing, when obtained, will be used in part to pay off the outstanding balance of the Note.

Based upon the foregoing, the Borrower, NationsBank and the Guarantors agree to amend the Note and the Revolving And Term Credit Agreement dated June 30, 1995 (the "Credit Agreement") as follows:

Mr. Doyle R. Ramsey
Republic Group Incorporated
May 5, 1998
Page 2


        (a) The Credit Agreement is amended such that the "Revolving Credit Maturity Date" as defined in Section 2.1 shall be the earlier of (i) the closing of the $85,000,000.00 syndicated loan facility in favor of the Borrower, (ii) the issuance of the $100,000,000.00 in high yield bonds benefitting the Borrower, or (iii) June 30, 1999;

        (b) The definition of "Maturity", as contained in paragraph 1 of page 3 of the Note, is deleted and the following provision is inserted in lieu thereof:

              (1) "Maturity" means the earlier of (i) closing of the $85,000,000.00 syndicated loan facility in favor of the Borrower, (ii) issuance of the $100,000,000.00 in high yield bonds benefitting the Borrower, (iii) June 30, 1999, or (iv) such earlier date to which the maturity of the Note shall be accelerated as hereinafter provided.

Nothing in this letter agreement shall be deemed to or shall in any manner prejudice or impair the Loan Documents held by NationsBank and nothing in this letter agreement shall be deemed to constitute any alteration, waiver or variation of any of the terms of such Loan Documents except as expressly set forth herein. Further, the terms and provisions of the Credit Agreement, the Note, the Revolving Loan Guaranty and the Loan Documents as amended hereby, are ratified and confirmed by the Borrower and Guarantors in all respects.

ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. TO PROTECT YOU (BORROWERS) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

Mr. Doyle R. Ramsey
Republic Group Incorporated
May 5, 1998
Page 3


On behalf of the Borrower and Guarantors, please indicate your agreement to the foregoing by executing this letter agreement in the space provided below. Please sign and return the original of this agreement to my attention. The Fourth Amendment to the Loan Documents will be effective upon receipt of this agreement. Thank you for your assistance.

Sincerely,

NATIONSBANK, N.A., successor by merger
to Boatmen's First National Bank Of
Kansas City

By: /s/ KURT A. KNUTSON
   -----------------------
        Kurt A. Knutson
        Vice President

Mr. Doyle R. Ramsey
Republic Group Incorporated
May 5, 1998
Page 4



THE UNDERSIGNED BORROWER AND GUARANTORS HEREBY AGREE TO THE TERMS OF THIS LETTER AGREEMENT AND HEREBY REPRESENT THAT THE OFFICER EXECUTING THIS LETTER AGREEMENT ON THEIR BEHALF IS DULY AUTHORIZED TO EXECUTE AND DELIVER THIS AGREEMENT.

ATTEST:                                REPUBLIC GROUP INCORPORATED

/s/ JANEY L. RIFE                      By: /s/ DOYLE R. RAMSEY
----------------------------              -------------------------------
Janey L. Rife, Secretary                  Doyle R. Ramsey
                                          Vice President Finance
(Corporate Seal)                       Date: May 15, 1998
                                            -----------------------------


ATTTEST:                               REPUBLIC PAPERBOARD COMPANY


/s/ JANEY L. RIFE                      By: /s/ DOYLE R. RAMSEY
----------------------------              -------------------------------
Janey L. Rife, Secretary                  Doyle R. Ramsey
                                          Vice President Finance
(Corporate Seal)                       Date: May 15, 1998
                                            -----------------------------


ATTEST:                                REPUBLIC PAPERBOARD COMPANY
                                       OF WEST VIRGINIA

/s/ JANEY L. RIFE                      By: /s/ DOYLE R. RAMSEY
----------------------------              -------------------------------
Janey L. Rife, Secretary                  Doyle R. Ramsey
                                          Vice President Finance
(Corporate Seal)                       Date: May 15, 1998
                                            -----------------------------


ATTEST:                                REPUBLIC GYPSUM COMPANY


/s/ JANEY L. RIFE                      By: /s/ DOYLE R. RAMSEY
----------------------------              -------------------------------
Janey L. Rife, Secretary                  Doyle R. Ramsey
                                          Vice President Finance
(Coproate Seal)                        Date: May 15, 1998
                                            -----------------------------

                      FOURTH AMENDMENT TO LOAN DOCUMENTS

        THIS FOURTH AMENDMENT TO LOAN DOCUMENTS (this "Agreement") is made as of the 28th day of April, 1998, by and between REPUBLIC GROUP INCORPORATED, a Delaware corporation formerly known as Republic Gypsum Company ("Parent"), REPUBLIC PAPERBOARD COMPANY, a Kansas corporation ("KS. Subsidiary"), REPUBLIC PAPERBOARD COMPANY OF WEST VIRGINIA, a West Virginia Corporation ("W. VA. Subsidiary"), REPUBLIC GYPSUM COMPANY, an Oklahoma corporation ("OK Subsidiary"), (all of the foregoing parties are sometimes collectively referred to as the "Borrowing Group") and NATIONSBANK, N.A. successor by merger to BOATMEN'S FIRST NATIONAL BANK OF KANSAS CITY, a national banking association (the "Bank");

                                   RECITALS

        A. Bank has extended credit to Parent ("Revolving Loans") evidence by a Revolving Credit Promissory Note in the principal amount of Seven Million Dollars ($7,000,000.00) dated June 30, 1995 (the "Revolving Note").

        B. KS, Subsidiary and W. VA. Subsidiary executed and delivered to the Bank the Revolving Loan Guaranty Agreement dated June 30, 1995 wherein KS. Subsidiary and W. VA. Subsidiary agreed to unconditionally guarantee to the Bank repayment of the Revolving Loans.

        C. Bank has made a Loan to Parent and W. VA. Subsidiary ("Term Loan") evidenced by a Term Loan Promissory Note in the principal amount of Twenty-Eight Million Dollars ($28,000,000.00) dated June 30, 1995 (the "Term Note").

        D. KS. Subsidiary executed and delivered to the Bank the Term Loan Guaranty dated June 30, 1995 wherein KS. Subsidiary agreed to unconditionally guarantee to the Bank the payment of certain obligations of Parent and W. Va. Subsidiary, including without limitation, repayment of the Term Loan.

        E. As security for the Term Loan, W. VA. Subsidiary granted to the Bank liens and security interests in certain collateral as set forth in that certain Security Agreement ("Security Agreement") dated June 30, 1995 and that certain Deed of Trust dated June 30, 1995 and recorded June 30, 1995 with the Clerk of the County Commission of Jefferson County, West Virginia in Book 808, at Page 493, as Document No. 4304 (the "Deed of Trust") which encumbers certain property located in Jefferson County, West Virginia.

        F. The credit relationship between the Bank and the Borrowing Group is controlled and governed by the terms of the Revolving and Term Credit Agreement dated June 30, 1995, the First Amendment To Loan Documents ("First Amendment") dated December 1, 1995, the Second Amendment To Loan Documents ("Second

Amendment") dated January 23, 1996 and the Third Amendment to Loan Documents dated September 5, 1996 (collectively the "Credit Agreement").

     G. Pursuant to the First Amendment, OK Subsidiary agreed to unconditionally guarantee the payment of the Term Loan and the Revolving Loans and to become a party to the Term Loan Guaranty and the Revolving Loan Guaranty.

     H. The Borrowing Group and the Bank enter into this Agreement for the purpose of (i) amending the maturity of the Revolving Note, (ii) increasing the principal amount available for borrowing under the Revolving Note and (iii) to amend the definition of "Applicable Margin" as contained in the Revolving Note.

     I. The Bank requires that the Loan Documents be expressly ratified and confirmed by Borrowing Group.

     NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, and the mutual agreements contained herein, the Bank and Borrowing Group agree as follows:

     1. No Events of Default. The Borrowing Group represents and warrants that all of the representations, warranties and covenants in the Credit Agreement remain true and correct and that no Event of Default under the Credit Agreement or any Loan Document currently exists.

     2. Amendments to Credit Agreement. The Credit Agreement is amended as follows:

     (a) Subparagraph 2.1 is deleted and the following provision is inserted in lieu thereof.

          2.1 Agreement To Lend. The Bank agrees, on the terms and subject to the conditions set forth in this Agreement, to make loans (each a "Revolving Loan") to RGC ("Revolving Loan Borrower"), from time to time during the period beginning on the Closing Date and ending on June 30, 1999 (the "Revolving Credit Maturity Date") or the date of termination of the commitments hereunder pursuant to Article 9 upon the occurrence of an Event of Default, in such amounts as Borrower shall request as provided in
     Section 4.1 hereof; provided, however, that the Bank shall have no obligation to make a requested Revolving Loan if, after the making of such Revolving Loan, the aggregate unpaid principal balance of all Revolving Loans made by the Bank to Revolving Loan Borrower hereunder would exceed the Revolving Credit Commitment or if a Default has occurred and is continuing. Notwithstanding the foregoing, Revolving Loan Borrower and the Bank agree that on the first anniversary of the Closing Date, and on each anniversary of the Closing Date thereafter, the Revolving Credit Maturity Date may be extended for an additional one-year period as Revolving Loan Borrower and the Bank may mutually agree, so that at each such anniversary on which the maturity of the Revolving Loan is extended, the Revolving Credit Maturity Date shall be the date that is two years after such anniversary.

     (b) The reference to "Seven Million Dollars ($7,000,000.00)" in the first recital on the first page of the Credit Agreement is deleted and "Fifty Million Dollars ($50,000,000.00)" is inserted in lieu thereof.

     (c) The references to "Barry Sullivan" and "(Telecopy No. (816) 691-7426)" in subparagraph 10.1(c) are deleted and references to "Kurt Knutson" and "(Telecopy No. (816) 979-7561)", respectively, are inserted in lieu thereof.

     (d) The definition of "Revolving Credit Commitment" contained in Exhibit 1 is deleted and the following definition is inserted in lieu thereof:

          "Revolving Credit Commitment" shall mean Fifty Million Dollars ($50,000,000.00).

     3. Amendments To Revolving Note. The Revolving Note is amended as follows:

     (a) References on the first page to "$7,000,000,00" or "Seven Million Dollars ($7,000,000.00)" are deleted and references to "$50,000,000.00" and "Fifty Million Dollars ($50,000,000.00)", respectively, are inserted in lieu thereof.

     (b)  The portion of the definition of "Applicable Margin" contained within
(a) (v) is deleted and the following provision is inserted in lieu thereof:

          (v)  equal to or greater than 5.00 or 1.00, 50 basis points.

     (c) The definition of "Maturity" as contained in paragraph 1 on page 3, is deleted and the following provision is inserted in lieu thereof:

          (l)  "Maturity" means June 30, 1999.

     4. Cross-Referenced Terms. Each reference in the Loan Documents to the Credit Agreement or the Revolving Note shall henceforth refer to the Credit Agreement or the Revolving Note as amended hereby.

     5. Conditions Precedent. On or prior to the date hereof, the Bank shall have received the following, each of which shall be in form and substance satisfactory to the Bank:

     (a) evidence of the authority of the borrowing group to enter into the transactions contemplated hereby; and

     (b)   all other documents, opinions and items as the Bank may request.

     6.    Ratification; Estoppel.   The terms, conditions, covenants and
provisions of the Credit Agreement, the Revolving Note, the Term Loan Guaranty, the Revolving Loan Guaranty and the Loan Documents, as amended hereby, are ratified and confirmed by the Borrowing Group in all respects hereof.

     7.    No Impairment.   Nothing in this Agreement shall be deemed to or
shall in any manner prejudice or impair the Loan documents held by the Bank for the indebtedness evidenced by the Notes arising under the Credit Agreement.
This Agreement shall not be deemed to be nor shall it constitute any alteration, waiver, annulment,or variation of any of the terms, covenants and provisions of or any rights, powers or remedies under any Loan Document, except as expressly set forth herein.

     8.    Law.   This Agreement shall be a contract made under, governed by and construed in accordance with, the internal laws of the State of Missouri.

     9.    Survival of Representations.   All covenants, representations and
warranties made by Borrowing Group herein and in the Credit Agreement and any Loan Document shall survive the delivery of this Agreement and the effective date hereof and shall continue in effect until the Notes are fully repaid and all obligations thereunder completely performed.

     10. Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the Borrowing Group shall not assign this Agreement or the Credit Agreement or any of their rights or duties hereunder or thereunder, without the prior written consent of the Bank.

     11.   Captions.   The section headings and captions in this Agreement are
for convenience only and shall not affect the construction thereof.

     12.   Terms and Definitions.   Terms capitalized herein which are not
defined are to be accorded the meaning such terms possess in the Credit
Agreement.

     13. Waiver of Claims and Defenses. The Borrowing Group acknowledges, as of the date hereof, their obligation for full payment of amounts outstanding under the Notes and hereby waive any and all claims or defenses, known or unknown, existing as of the date hereof, which would diminish their obligation of repayment under the

Note, the Term Loan Guaranty, or the Revolving Loan Guaranty or which in any manner arise out of or relate to any Loan Document.

        14. NO ORAL CREDIT AGREEMENT. ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. TO PROTECT YOU (BORROWER(S)) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

        IN WITNESS WHEREOF, the Borrowing Group and the Bank have executed this Agreement as of the day and year first above written.

                                        BORROWING GROUP:

ATTEST:                                 REPUBLIC GROUP INCORPORATED


/s/ JANEY L. RIFE                       By: /s/ DOYLE R. RAMSEY
----------------------------               --------------------------------
Secretary                               Name: Doyle R. Ramsey
                                             ------------------------------
(Corporate Seal)                        Title: Vice President Finance
                                              -----------------------------

ATTEST:                                 REPUBLIC PAPERBOARD COMPANY


/s/ JANEY L. RIFE                       By: /s/ DOYLE R. RAMSEY
----------------------------               --------------------------------
Secretary                               Name: Doyle R. Ramsey
                                             ------------------------------
(Corporate Seal)                        Title: Vice President Finance
                                              -----------------------------

ATTEST:                                 REPUBLIC PAPERBOARD COMPANY
                                         OF WEST VIRGINIA


/s/ JANEY L. RIFE                       By: /s/ DOYLE R. RAMSEY
----------------------------               --------------------------------
Secretary                               Name: Doyle R. Ramsey
                                             ------------------------------
(Corporate Seal)                        Title: Vice President Finance
                                              -----------------------------

ATTEST:                                 REPUBLIC GYPSUM COMPANY


/s/ JANEY L. RIFE                       By: /s/ DOYLE R. RAMSEY
----------------------------               --------------------------------
Secretary                               Name: Doyle R. Ramsey
                                             ------------------------------
(Corporate Seal)                        Title: Vice President Finance
                                              -----------------------------

                                        BANK:

                                        NATIONSBANK, N.A.
                                        SUCCESSOR BY MERGER TO
                                        BOATMEN'S FIRST NATIONAL BANK
                                         OF KANSAS CITY

                                        By: /s/ KURT KNUTSON
                                           ----------------------------------
                                             Kurt Knutson
                                             Vice President


STATE OF KANSAS )
                )  SS.
COUNTY OF RENO  )

        On this 28th day of April, 1998, before me, personally appeared Doyle Ramsey, who, being first duly sworn and known by me to be the person who executed this Fourth Amendment To Loan Documents, did say that he has full power and authority to execute this instrument in the name of Republic Group Incorporated and is doing so with the full knowledge and consent of the Board of Directors of said Corporation and that the execution of said instrument is his own free act and deed on behalf of said Corporation.

-------------------------------
[SEAL APPEARS  CHERRI L. HARMS              /s/ CHERRI L. HARMS
    HERE]       NOTARY PUBLIC               --------------------------
               STATE OF KANSAS                    Notary Public
         My Appt. Exp. 2-27-99
-------------------------------

My Commission Expires:

February 27, 1999
-----------------

STATE OF KANSAS }
                } SS.
COUNTY OF RENO  }

        On this 28th day of April, 1998, before me, personally appeared Doyle Ramsey, who, being first duly sworn and known by me to be the person who executed this Fourth Amendment To Loan Documents, did say that he has full power and authority to execute this instrument in the name of Republic Paperboard Company and is doing so with the full knowledge and consent of the Board of Directors of said Corporation and that the execution of said instrument is his own free act and deed on behalf of said Corporation.

---------------------------
 [LOGO]     CHERRI L. HARMS                    /s/ CHERRI L. HARMS
APPEARS      NOTARY PUBLIC                     -------------------
 HERE]      STATE OF KANSAS                        Notary Public

     My Appt. Expp. 2-27-99
---------------------------
My Commission Expires:

February 27, 1999
-----------------



STATE OF KANSAS }
                } SS.
COUNTY OF RENO  }

        On this 28th day of April, 1998, before me, personally appeared Doyle Ramsey, who, being first duly sworn and known by me to be the person who executed this Fourth Amendment To Loan Documents, did say that he has full power and authority to execute this instrument in the name of Republic Paperboard Company of West Virginia and is doing so with the full knowledge and consent of the Board of Directors of said Corporation and that the execution of said instrument is his own free act and deed on behalf of said Corporation.


---------------------------
 [LOGO]     CHERRI L. HARMS                    /s/ CHERRI L. HARMS
APPEARS      NOTARY PUBLIC                     -------------------
 HERE]      STATE OF KANSAS                        Notary Public

     My Appt. Expp. 2-27-99
---------------------------
My Commission Expires:

February 27, 1999
-----------------

STATE OF KANSAS )
                )  SS.
COUNTY OF RENO  )

        On this 28th day of April, 1998, before me, personally appeared Doyle Ramsey, who, being first duly sworn and known by me to be the person who executed this Fourth Amendment To Loan Documents, did say that he has full power and authority to execute this instrument in the name of Republic Gypsum Company and is doing so with the full knowledge and consent of the Board of Directors of said Corporation and that the execution of said instrument is his own free act and deed on behalf of said Corporation.

-------------------------------
[SEAL APPEARS  CHERRI L. HARMS              /s/ CHERRI L. HARMS
    HERE]       NOTARY PUBLIC               --------------------------
               STATE OF KANSAS                    Notary Public
         My Appt. Exp. 2-27-99
-------------------------------

My Commission Expires:

February 27, 1999
-----------------


STATE OF MISSOURI )
                  )  SS.
COUNTY OF JACKSON )

        On this _____ day of _____, 1998, before me, personally appeared Kurt Knutson, who, being first duly sworn and known by me to be the person who executed this Fourth Amendment To Loan Documents, did say that he has full power and authority to execute this instrument in the name of NationsBank, N.A. and is doing so as his own free act and deed on behalf of said Bank.

        In Witness Whereof, I have hereunto set my hand and affixed my notarial seal on the day and year last above written.


                                            --------------------------
                                                  Notary Public

My Commission Expires:

-----------------